Exhibit 11.1


                            SHARPER IMAGE CORPORATION

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                                         Fiscal Year                 Fiscal Year             Fiscal Year
                                                             Ended                       Ended                  Ended
                                                        January 31, 1997          January 31, 1996         January 31, 1995
                                                        ----------------          ----------------         ----------------
Net Earnings (Loss) ($000)                                 $    (4,345)              $       444              $     3,683
                                                           ===========               ===========              ===========
Average Shares of Common
  Stock Outstanding During
  the Period                                                 8,260,208                 8,249,259                8,294,378

Add:
  Incremental Shares from
  Assumed Exercise of Stock
  Options (primary)                                              --                      432,819                  604,911
                                                           -----------               -----------              -----------
                                                             8,260,208                 8,682,078                8,899,289
                                                           ===========               ===========              ===========

Primary Earnings (Loss)                                    $     (0.53)              $      0.05              $      0.41
 per share
                                                           ===========               ===========              ===========
Average Shares of Common
  Stock Outstanding During
  the Period                                                 8,260,208                 8,249,259                8,294,378

Add:
  Incremental Shares from
  Assumed Exercise of Stock
  Options (fully-diluted)                                        --                      432,819                  622,236
                                                           -----------               -----------              -----------

                                                             8,260,208                 8,682,078                8,916,614
                                                           ===========               ===========              ===========
Fully-Diluted Earnings (Loss)
  Per Share                                                $     (0.53)              $      0.05              $      0.41
                                                           ===========               ===========              ===========
